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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

B&G Foods Holdings Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	13-3918742 (I.R.S. Employer Identification No.)
Four Gatehall Drive, Suite 110 Parsippany, NJ 07054 (Address of Principal Executive Offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Enhanced Income Securities, each representing one share of Class A Common Stock and a principal amount of Senior Subordinated Notes due 2016	American Stock Exchange

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-112680

        Securities to be registered pursuant to Section 12(g) of the Act:

none
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered

        For a description of the Enhanced Income Securities, and the shares of Class A Common Stock and Senior Subordinated Notes due 2016 represented thereby and the related subsidiary guarantees of the Senior Subordinated Notes due 2016, reference is made to the information set forth under the headings "Description of Enhanced Income Securities (EISs)," "Description of Capital Stock" and "Description of Senior Subordinated Notes" contained in the Registration Statement on Form S-1 of B&G Foods Holdings Corp. (Registration No. 333-112680) initially filed with the Securities and Exchange Commission on February 11, 2004, as subsequently amended by any amendments to such registration statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which information is incorporated herein by reference.

Item 2.    Exhibits

        Not applicable.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

B&G FOODS HOLDINGS CORP.
By:	/s/ ROBERT C. CANTWELL Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer

Date: October 4, 2004

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE